EX-99.h.11

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNLNY VARIABLE FUND I LLC, a Delaware limited liability company ("Fund").

         WHEREAS, the Administrator and the Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNLNY Variable Fund I LLC (each a "Fund");

         WHEREAS, the JNL/Mellon Capital Management The DowSM 5 Fund has been merged into the JNL/Mellon Capital Management The DowSM 10 Fund.

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 3, 2004, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 3, 2004, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the Fund have caused this Amendment to be executed as of this 3rd day of May, 2004.

JACKSON NATIONAL ASSET                     JNLNY VARIABLE FUND I LLC
MANAGEMENT, LLC


By:                                        By:
     ---------------------------------          ------------------------------
Name:   MARK D. NERUD                      Name: ROBERT A. FRITTS
        ------------------------------           -----------------------------

Title:   CHIEF FINANCIAL OFFICER           Title:  PRESIDENT
        ------------------------------             ---------------------------

                                   SCHEDULE A
                                Dated May 3, 2004

JNL/Mellon Capital Management The DowSM 10 Fund
JNL/Mellon Capital Management The S&P(R) 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Energy Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund

                                   SCHEDULE B
                                Dated May 3, 2004


         FUNDS                                                FEE

JNL/Mellon Capital Management The DowSM 10 Fund               .15%
JNL/Mellon Capital Management The S&P(R)10 Fund               .15%
JNL/Mellon Capital Management Global 15 Fund                  .20%
JNL/Mellon Capital Management 25 Fund                         .15%
JNL/Mellon Capital Management Select Small-Cap Fund           .15%
JNL/Mellon Capital Management Communications Sector Fund      .15%
JNL/Mellon Capital Management Consumer Brands Sector Fund     .15%
JNL/Mellon Capital Management Energy Sector Fund              .15%
JNL/Mellon Capital Management Financial Sector Fund           .15%
JNL/Mellon Capital Management Pharmaceutical/Healthcare
   Sector Fund                                                .15%
JNL/Mellon Capital Management Technology Sector Fund          .15%